SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15 (D)

of the

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported) August 27, 2007

EXOBOX TECHNOLOGIES CORP.

(Exact name of registrant as specified in its charter)

Nevada

 (State or other jurisdiction of incorporation or organization)

88-0456274
(IRS Employer Identification Number)

6303 Beverly Hill, Suite 210
Houston, Texas 77057
(Address of principal executive offices)

Robert B. Dillon, President
Exobox Technologies Corp.
6303 Beverly Hill, Suite 210
Houston, Texas 77057
(Name and address of agent for service)

(713) 781-6173
(Telephone number, including area code of agent for service)

ITEM 8. OTHER EVENTS

ITEM 8.01 – OTHER EVENTS

Notice of Allowance

Exobox received a formal “Notice of Allowance” from the United States Patent and Trademark Office (USPTO) for its second patent, Application No. 11/591,112, issued on August 9, 2007.  This second Patent will be issued to Exobox founders and inventors, Reginald A. Goodman and Scott Russell Copeland (“Inventors”), and has been irrevocably assigned by the Inventors to Exobox.  The Patent results from the first of several patent applications filed on behalf of the Company regarding Exobox’s technology and pertains to the Company’s server-based network technology. The Company’s other pending domestic and foreign patent and trademark applications are being timely pursued by Osha Liang LLP, the Company’s outside patent and trademark counsel.

Termination of Negotiations with Patrick M. Daleiden and Starboard Capital, Inc.

Exobox has ceased negotiations with Patrick M. Daleiden and Starboard Capital, Inc.(“Starboard”),  Mr. Daleiden’s real estate development and fundraising firm located in Satellite Beach, Florida.  The Company’s Letter of Intent with Starboard expired on June 30, 2007, without the parties agreeing on terms acceptable to Exobox.  Exobox has elected to terminate negotiations with Mr. Daleiden and Starboard and pursue its other current funding options.

By: /s/Robert B. Dillon
Robert B. Dillon, President
Dated: August 27, 2007